Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 27, 2026, with respect to the consolidated financial statements of NextDecade Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
Houston, Texas
July 30, 2026